Free Writing Prospectus (To the prospectus dated April 4, 2011, as supplemented by the prospectus supplement dated June 18, 2012)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 August 14, 2012

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGIN 1.800.524.8875 AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS HOME :: AUCTION #6655 View Auction Zions Bancorporation Senior Note / 4 Year Corporates BBB- (Fitch); BBB (low) (DBRS); and BBB- (S&P) CUSIP 989701BC0 Auction Status: ACCEPTING BIDS Security Type: Corporate Bonds Auction Start: 8/14/2012 3:00 PM EDT Issue Type: Primary Auction End: 8/23/2012 1:30 PM EDT Coupon: 4.000% Last Update: 8/14/2012 3:16:53 PM EDT Maturity Date: 6/20/2016 Offering Documents Auction Details ISSUE INFORMATION BIDDING INFORMATION Call Feature: Non-callable Number of Bidders: 4 Settlement Date: 8/28/2012 Number of Bids: 10 First Interest Date: 12/20/2012 Market-Clearing Price: 99.500000 Int. Accrual Date: 6/20/2012 Current Market-Clearing Yield: 4.142% Int. Frequency: Semi-Annually Before submitting bids in this auction you must Day Basis: 30/360 CUSIP Number: 989701BC0 Register or Sign In. Principal Offered: $ 20,000,000.00 Units Offered: 20000 Denomination: $ 1,000.00 Min. Price: 99.500000 Max. Price: 103.000000 Min. Yield: 3.157% Max. Yield: 4.142% Note: This page will check for updates every minute. Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. *The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. Our Affiliates: OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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ZDTEST2 :: HOME :: AUCTION #6655

ZIONS BANCORPORATION



Bidding Qualification

Zions Bancorporation Senior Note / 4 Year Corporates

BBB- (Fitch); BBB (low) (DBRS); and BBB- (S&P) CUSIP 989701BC0

Please confirm your agreement with each of the following by checking the box next to each statement.

- ☐ I agree that the following contact information is correct:

NAME:	zions test account
E-MAIL:	auctions@zionsdirect.com
TELEPHONE:	800-524-8875

- ☐ I have accessed or received the Offering Documents.
- ☐ I understand that the Corporate Notes that I am bidding for are securities and are not insured by the FDIC, are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested.
- ☐ By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase.
- ☐ I understand that these securities involve accrued interest, which I will be responsible to pay if I am awarded any of the securities.
- ☐ I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

I Agree | I DO NOT Agree

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: AmegyBank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works® Entrust ZIONS DIRECT

ZDTEST :: HOME :: AUCTION #6655 Bid Page Auction Status: ACCEPTING BIDS Auction Start: 8/14/2012 3:00 PM EDT Auction End: 8/23/2012 1:30 PM EDT Last Update: 8/14/2012 3:14:29 PM EDT Security Type: Corporate Bonds Issue Type: Primary Coupon: 4.000% Maturity Date: 6/20/2016 Offering Documents Bid Limit: $ 1,000,000.00 Calculate/Refresh Submit BBB- (Fitch); BBB (low) (DBRS); and BBB- (S&P) CUSIP 989701BC0 Auction Details ZDTEST Current Market-Clearing Price: Current Market-Clearing Yield*: 4.142% 99.500000 AUCTION BIDS Units Price - OR - Yield Submitted “In the Money” Principal Accrued Interest Amount Due 1 1 99.500000 4.142% 2% 3% 4% 5 % Auction Activity Current Market-Clearing Yield*: 4.142% Current Market-Clearing Price: 99.500000 Bidder Units Bid Price Bid Yield Timestamp Potential Award Principal Accrued Interest Potential Amount Due #30297 250 -- -- 8/14/2012 3:08:22 PM 250 units $ 248,750.00 $ 1,888.89 $ 250,638.89 #30297 250 -- -- 8/14/2012 3:08:22 PM 250 units $ 248,750.00 $ 1,888.89 $ 250,638.89 #30297 250 -- -- 8/14/2012 3:08:22 PM 250 units $ 248,750.00 $ 1,888.89 $ 250,638.89 #30297 250 -- -- 8/14/2012 3:08:22 PM 250 units $ 248,750.00 $ 1,888.89 $ 250,638.89 #30353 250 -- -- 8/14/2012 3:08:22 PM 250 units $ 248,750.00 $ 1,888.89 $ 250,638.89 #30353 250 -- -- 8/14/2012 3:08:22 PM 250 units $ 248,750.00 $ 1,888.89 $ 250,638.89 #30353 250 -- -- 8/14/2012 3:08:22 PM 250 units $ 248,750.00 $ 1,888.89 $ 250,638.89 #30353 250 -- -- 8/14/2012 3:08:22 PM 250 units $ 248,750.00 $ 1,888.89 $ 250,638.89 #31345 1,000 99.500000 4.142% 8/14/2012 3:05:47 PM 1,000 units $ 995,000.00 $ 7,555.56 $ 1,002,555.56 Auction Totals: 3,000 units $ 2,985,000.00 $ 22,666.68 $ 3,007,666.68 Zions Bancorporation Senior Note / 4 Year Corporates Note: This page will check for updates every minute. Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGOUT 1.800.524.8875 *The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Our Affiliates: Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

ZDTEST :: HOME :: AUCTION #6655 Bid Page Auction Status: ACCEPTING BIDS Auction Start: 8/14/2012 3:00 PM EDT Auction End: 8/23/2012 1:30 PM EDT Last Update: 8/14/2012 3:14:29 PM EDT Security Type: Corporate Bonds Issue Type: Primary Coupon: 4.000% Maturity Date: 6/20/2016 Offering Documents Bid Limit: $ 1,000,000.00 Calculate/Refresh Submit BBB- (Fitch); BBB (low) (DBRS); and BBB- (S&P) CUSIP 989701BC0 Auction Details ZDTEST Current Market-Clearing Price: Current Market-Clearing Yield*: 4.142% 99.500000 AUCTION BIDS Units Price - OR - Yield Submitted “In the Money” Principal Accrued Interest Amount Due 1 1 99.500000 4.142% 2% 3% 4% 5 % Auction Activity Current Market-Clearing Yield*: 4.142% Current Market-Clearing Price: 99.500000 Bidder Units Bid Price Bid Yield Timestamp Potential Award Principal Accrued Interest Potential Amount Due #30297 250 -- -- 8/14/2012 3:08:22 PM 250 units $ 248,750.00 $ 1,888.89 $ 250,638.89 #30297 250 -- -- 8/14/2012 3:08:22 PM 250 units $ 248,750.00 $ 1,888.89 $ 250,638.89 #30297 250 -- -- 8/14/2012 3:08:22 PM 250 units $ 248,750.00 $ 1,888.89 $ 250,638.89 #30297 250 -- -- 8/14/2012 3:08:22 PM 250 units $ 248,750.00 $ 1,888.89 $ 250,638.89 #30353 250 -- -- 8/14/2012 3:08:22 PM 250 units $ 248,750.00 $ 1,888.89 $ 250,638.89 #30353 250 -- -- 8/14/2012 3:08:22 PM 250 units $ 248,750.00 $ 1,888.89 $ 250,638.89 #30353 250 -- -- 8/14/2012 3:08:22 PM 250 units $ 248,750.00 $ 1,888.89 $ 250,638.89 #30353 250 -- -- 8/14/2012 3:08:22 PM 250 units $ 248,750.00 $ 1,888.89 $ 250,638.89 #31345 1,000 99.500000 4.142% 8/14/2012 3:05:47 PM 1,000 units $ 995,000.00 $ 7,555.56 $ 1,002,555.56 Auction Totals: 3,000 units $ 2,985,000.00 $ 22,666.68 $ 3,007,666.68 Zions Bancorporation Senior Note / 4 Year Corporates Note: This page will check for updates every minute. Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGOUT 1.800.524.8875 *The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Our Affiliates: Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT | Auctions

OPEN ACCOUNT LOGOUT

1.800.524.8875

AUCTIONS DIRECTORY ▼ ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT

ZDTEST :: HOME :: AUCTION #6655

ZIONS BANCORPORATION

Review & Confirm Bid Submission

Zions Bancorporation Senior Note / 4 Year Corporates

BBB- (Fitch); BBB (low) (DBRS); and BBB- (S&P) CUSIP 989701BC0

Bidder	Bid #	Units @ Price	Yield	Max. Award	Principal	Accrued Interest	Max. Amt. Due	Status
ZDTEST	1	1 @ 99.500000	4.142%	1 Units	$ 995.00	$ 7.56	$ 1,002.56	NEW

Bid Limit: $ 1,000,000.00

⚠ I understand that I could be responsible for up to $ 1,002.56 on my award.

☐ I confirm the bids shown in the table above.

Cancel Confirm

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank Colorado, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works®

Entrust

ZIONS DIRECT